                                                                    EXHIBIT 15.1



                                 July 17, 1997





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:      Patterson Energy, Inc.
         Post Effective Amendment No. 1 to Form S-8 Registration Statement


We are aware that our report dated April 30, 1997 on our review of interim financial information of Patterson Energy, Inc. for the period ended March 31, 1997 and included in the Company's Quarterly Report on Form 10-Q for the quarter then ended is incorporated by reference in this registration statement. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Section 7 and 11 of that Act.




                                        /s/ Coopers & Lybrand L.L.P.

                                        COOPERS & LYBRAND L.L.P.


Dallas, Texas